Exhibit 99.1

CORRECTION: SIZZLE ACQUISITION CORP. ANNOUNCES POSTPONEMENT OF

SPECIAL MEETING ON

PROPOSED BUSINESS COMBINATION

WASHINGTON, D.C., February 1, 2024 – Sizzle Acquisition Corp. (Nasdaq: SZZL) (“Sizzle”) announced today that it has postponed its special meeting of stockholders (the “Meeting”) to approve its proposed initial business combination, which was scheduled for February 6, 2024, to 10:00 a.m. Eastern Time, on Friday, February 9, 2024. At the Meeting, stockholders of Sizzle will vote on proposals, as set forth in Sizzle’s definitive proxy statement/prospectus dated December 27, 2023 and filed with the U.S. Securities and Exchange Commission on December 28, 2023, to approve, among other things, its proposed initial business combination with European Lithium Limited, an Australian Public Company limited by shares (ASX: EUR) (“European Lithium”), European Lithium AT (Investments) Limited, a BVI business company incorporated in the British Virgin Islands and a direct, wholly owned subsidiary of European Lithium (“EUR BVI”), Critical Metals Corp., a BVI business company incorporated in the British Virgin Islands (“Critical Metals”) and Project Wolf Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Critical Metals (the “Proposed Business Combination”). There is no change to the location, the record date, the purpose or any of the proposals to be acted upon at the Meeting.

The purpose of this press release is to clarify language from an earlier release to clearly state that the record date for the Meeting is still December 26, 2023 (the “Record Date”) and that in order to vote shares of Sizzle’s common stock at the Meeting, a stockholder must own such shares as of the Record Date; however, a stockholder does not need to own shares as of the Record Date to redeem such shares.

The reason for the postponement is that EUR and Sizzle are engaged in further discussions evaluating potential investments from certain strategic parties in connection with the closing of the Proposed Business Combination.

As a result of this change, the Meeting will now be held at 10:00 a.m. Eastern Time on Friday, February 9, 2024, via the live webcast at https://www.cstproxy.com/sizzlespac/2024.

Also as a result of this change, Sizzle has extended the deadline for holders of Sizzle’s common stock to submit their publicly held shares for redemption in connection with the Proposed Business Combination to 5:00 p.m. Eastern Time on Wednesday, February 7, 2024, whether or not such shares were held by such holder as of the Record Date and whether or not such shares are voted at the Meeting. Stockholders who wish to withdraw their previously submitted redemption requests may do so prior to the Meeting by requesting Sizzle’s transfer agent Continental Stock Transfer & Trust Company to return such shares.

If stockholders have any questions or need assistance please call Sizzle’s proxy solicitor, Advantage Proxy, Inc., P.O. Box 13581, Des Moines, WA 98198; (877) 870-8565 (toll free) or (206) 870-8565 (collect); or by email at ksmith@advantageproxy.com.

ABOUT SIZZLE ACQUISITION CORP.

Sizzle is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Sizzle is led by Chairman and CEO Steve Salis and Vice Chairman Jamie Karson. In addition, Sizzle’s board of directors is comprised of: Steve Salis, Jamie Karson, Carolyn Trabuco, Karen Kelley, David Perlin and Warren Thompson; and board advisors are comprised of: Rick Camac, Kevin Mulcahey and Geovannie Concepcion. For more information, please visit https://sizzlespac.com/home/default.aspx.

ABOUT CRITICAL METALS CORP.

At the closing of the Proposed Business Combination, announced on October 24, 2022, between EUR BVI, a wholly owned subsidiary of European Lithium, and Sizzle, Critical Metals is expected to be a leading lithium mining company. Critical Metals is expected to own the Wolfsberg Lithium Project, as well as a 20% interest in additional Austrian projects currently held by European Lithium Ltd. For more information, please visit https://criticalmetalscorp.com/.

ABOUT EUROPEAN LITHIUM LTD

European Lithium is a mineral exploration and development company, which owns the Project located in Carinthia, 270 km south of Vienna, Austria, via its wholly owned subsidiary, EUR BVI. European Lithium’s primary listing is on the Australian Securities Exchange (ASX: EUR) and it is also listed in Frankfurt (FRA: PF8) and USA (OTC-QB: EULIF). The Project is strategically located in Central Europe with access to established road and rail infrastructure to distribute lithium products to the major lithium consuming countries of Europe. For more information, please visit https://europeanlithium.com/.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release is provided for informational purposes only and contains information with respect to the Proposed Business Combination. In connection with the Proposed Business Combination, Critical Metals has filed a registration statement on Form F-4 with the SEC, which includes a proxy statement to be sent to Sizzle stockholders and a prospectus for the registration of Critical Metals’ securities in connection with the Proposed Business Combination (as amended from time to time, the “Registration Statement”). The definitive proxy statement/prospectus and other relevant documents have been mailed to the stockholders of Sizzle as of December 26, 2023, the Record Date for voting on the Proposed Business Combination as set forth in such proxy statement/prospectus and contains important information about the Proposed Business Combination and related matters. Stockholders of Sizzle and other interested persons are advised to read, when available, these materials (including any amendments or supplements thereto) and any other relevant documents, because they will contain important information about Sizzle, Critical Metals, European Lithium and EUR BVI and the Proposed Business Combination. Stockholders and other interested persons will also be able to obtain copies of the definitive proxy statement/prospectus and other relevant materials in connection with the Proposed Business Combination, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Sizzle Acquisition Corp., 4201 Georgia Avenue, NW, Washington, D.C. 20011, Attn: Steve Salis, Chief Executive Officer. The information contained on, or that may be accessed through, the websites referenced in this press release in each case is not incorporated by reference into, and is not a part of, this press release.

PARTICIPANTS IN THE SOLICITATION

This press release is not a solicitation of a proxy from any investor or securityholder. Sizzle, European Lithium, Critical Metals and EUR BVI and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Sizzle’s shareholders in connection with the Proposed Business Combination. Sizzle’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sizzle in the Registration Statement and the definitive proxy statement filed on December 28, 2023. To the extent that holdings of Sizzle’s securities by relevant reporting persons such as officers or directors as applicable, have changed since the amounts included in Sizzle’s Form 10-K, or proxy statements, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Sizzle’s shareholders in connection with the Proposed Business Combination is set forth in the proxy statement/prospectus for the Proposed Business Combination, accompanying the Registration Statement. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Proposed Business Combination is likewise included in that Registration Statement. You may obtain free copies of these documents as described above.

NO OFFER OR SOLICITATION

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Sizzle’s, Critical Metals’, and European Lithium’s and/or EUR BVI’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. No representations or warranties, express or implied are given in, or in respect of, this press release. When we use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.

These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the future financial performance of Critical Metals; the growing global market demand for lithium-ion batteries and their raw material; Critical Metals’ liquidity requirements and capital resources; the ability of the parties to complete the transactions contemplated by the Proposed Business Combination in a timely manner or at all; the risk that the Proposed Business Combination or other business combination may not be completed by Sizzle’s business combination deadline and the potential failure to obtain an extension of the business combination deadline; the outcome of any legal proceedings or government or regulatory action on inquiry that may be instituted against Sizzle, European Lithium or EUR BVI or others following the announcement of the Proposed Business Combination and any definitive agreements with respect thereto; the inability to satisfy the conditions to the consummation of the Proposed Business Combination, including the approval of the Proposed Business Combination by the stockholders of Sizzle; the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement relating to the Proposed Business Combination; the ability to meet stock exchange listing standards following the consummation of the Proposed Business Combination; the effect of the announcement or pendency of the Proposed Business Combination on European Lithium’s and EUR BVI’s business relationships, operating results, current plans and operations of European Lithium and EUR BVI; the ability to recognize the anticipated benefits of the Proposed Business Combination, which may be affected by, among other things, competition, the ability of Critical Metals to grow and manage growth profitably; the possibility that Critical Metals, European Lithium and EUR BVI may be adversely affected by other economic, business, and/or competitive factors; Critical Metals’, European Lithium’s and EUR BVI’s estimates of expenses and profitability; expectations with respect to future operating and financial performance and growth, including the timing of the completion of the Proposed Business Combination; European Lithium’s and Critical Metals’ ability to execute on their business plans and strategy; those factors discussed in Sizzle’s Annual Report on Form 10-K for the year ended December 31, 2022 under the heading “Risk Factors,” and other documents Sizzle has filed, or will file, with the SEC; and other risks and uncertainties described from time to time in filings with the SEC.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement referenced above and other documents filed by Sizzle and Critical Metals from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. There may be additional risks that neither Sizzle nor European Lithium and EUR BVI presently know, or that Sizzle and European Lithium and/or EUR BVI currently believe are immaterial, that could cause actual results to differ from those contained in the forward-looking statements. For these reasons, among others, investors and other interested persons are cautioned not to place undue reliance upon any forward-looking statements in this press release. Neither Sizzle, European Lithium, Critical Metals nor EUR BVI undertakes any obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date of this press release, except as required by applicable law.

Sizzle Acquisition Corp.

Investor Relations
inquiries@sizzlespac.com

Sizzle Acquisition Corp.
Media
pr@sizzlespac.com

3